CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated July 26, 2011 on Dreyfus New York AMT-Free Municipal Money Market Fund for the fiscal year ended May 31, 2011 which is incorporated by reference in Post-Effective Amendment No. 31 to the Registration Statement (Form N-1A No. 33-14294 and 811-5160) of Dreyfus New York AMT-Free Municipal Money Market Fund.

                                                                                                ERNST & YOUNG LLP

New York, New York

September 26, 2011